Exhibit 10.11

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

This Software as a Service License Agreement (“Agreement”) between Collabria LLC (“Collabria”) and Cleartronic, Inc., Inc. (“CLRI”), entered into as of the Effective Date identified in Schedule A, governs CLRI’s licensed rights to use, reproduce, market and license access to COLLABRIA’s ReadyOP software as a service (the “Service”) and related products and documentation proprietary to COLLABRIA, and consists of the following:

This Signature Page

Schedule A – Scope, General Terms and License Fees

Schedule B – Territory

Schedule C – Standard Terms and Conditions

Appendix I to Schedule C – ReadyOp License Agreement

Appendix II to Schedule C – End User License Agreement

Schedule D – Consideration for Licensed Products and Schedule of Royalty Fees

Schedule E – Licensed Marks

Schedule F – CLRI Administrative & Billing Contact

1. COLLABRIA Address and Contact: Collabria LLC Attn: Marc Moore 1211 North Westshore Suite 401 Tampa, FL 33607 Tel.: +1 (813) 289-7620 Fax: +1 813	1. CLRI Address and Contact: Cleartronic, Inc. Attn: Larry M. Reid 8000 N Federal Hwy Suite 100 Boca Raton, FL 33487 Tel.: 561-939-3300 Fax: 561-953-5073

By signing below, the parties acknowledge that they agree with the terms and conditions of this Agreement, and each signatory represents and certifies that he is authorized to sign on behalf of his respective party and bind it to all of the terms and conditions of this Agreement:

Collabria LLC By: /s/ Marc Moore Printed Name: Marc Moore Title: CEO Date: 8/15/15	Cleartronic, Inc. By: /s/ Larry M. Reid Printed Name: Larry M. Reid Title: President & CEO Date: 8/15/15

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

SCHEDULE A

SCOPE, GENERAL TERMS AND LICENSE FEES

1. EFFECTIVE DATE

August 15, 2014

2. LICENSED PRODUCT(S)

The Licensed Product(s) are identified in Schedule D.

3. LICENSED MARKS

The Licensed Marks are identified in Schedule E.

4. TERRITORY

The Territory of applicability for this Agreement is identified in Schedule B.

5. LICENSE TERM

The initial term of this Agreement is five years from the Effective Date, subject to terms governing termination and renewal as set forth in Schedule C.

6. LICENSE FEES

The License Fees are set forth in Schedule D.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

SCHEDULE B

TERRITORY

1. MARKETS

CLRI is authorized to sell the Service into the following markets and market segments:

Small, Medium & Large Business

Small, Medium & Large Municipalities

Small, Medium & Large Government Agencies

2. GEOGRAPHY

2.1  Authorized Geographic Areas.  CLRI is authorized to sell the Service into the following geographic areas:

Worldwide

2.2  Limitations.  Based on the limited laws to adequately protect the intellectual property of COLLABRIA Products, CLRI will distribute Licensed Products in accordance with the restrictions imposed by the Bureau of Industry and Security (BIS) of the U.S. Dept. of Commerce (www.bxa.doc.gov).  Additionally, CLRI agrees to not market, sell or otherwise introduce COLLABRIA Products in any country outside of the United States without first receiving specific written approval for each country on a by-country basis from an authorized corporate officer of COLLABRIA.

This schedule may be modified per agreement of both parties.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

SCHEDULE C

STANDARD TERMS AND CONDITIONS

The following standard terms and conditions apply:

1 DEFINITIONS.  For purposes of this Agreement, the following definitions apply to the respective terms:

1.1 “Agreement” means this Agreement, consisting of the Signature Page, Schedules A through F, Appendix I to Schedule C, and any additional documents attached and initialed by the parties.

1.2 The terms “buy”, “purchase”, “sale”, “sell” and other similar terms, when used in connection with the license of access to the Licensed Product(s) shall mean the granting of a license or sublicense and shall not be deemed for any purpose to mean a transfer of title or other rights of ownership in the Licensed Product(s), other than the rights specifically set out in this Agreement or in applicable End User License Agreements.

1.3 “Confidential Information” means all business, marketing and technical information of each party considered by each to be trade secrets or otherwise valuable proprietary information, designated or marked as such by either party, or orally disclosed by one party to the other party as proprietary and followed by a written notice of such designation within thirty (30) days of the oral disclosure indicating the information was confidential.  Confidential Information shall not include information that (i) is now or later becomes publicly known (other than as a result of a breach of this Agreement); (ii) is independently developed by the receiving party; (iii) the receiving party lawfully obtains from any third party without restrictions on use or disclosure; or (iv) is required to be disclosed pursuant to court order or operation of law.

1.4 “Derivative Works” means a revision, modification, translation, abridgment, condensation or expansion of the Software or Documentation or any form in which the Software or Documentation may be recast, transferred, or adapted, which, if prepared without COLLABRIA’s consent, would be a copyright infringement.

1.5 “Documentation” means those software user manuals, reference manuals and installation guides, or portions thereof (if any), which are distributed in conjunction with the Software, identified in Schedule D.

1.6 “End User” means a person or entity that subscribes to the Service for Internal Use.

1.7 “End User License Agreement” means the agreement between COLLABRIA and an End User to subscribe to the Service, a form of which is attached hereto as Appendix I.

1.8 “COLLABRIA Intellectual Property” means the Licensed Product(s), the Marks and any intellectual property right associated therewith.

1.9 “Internal Use” means use for purposes that do not directly produce revenue for the user.

1.10 “Licensed Product(s)” means the Software and Documentation identified in Schedule D.  COLLABRIA reserves the right at any time to make changes to any Licensed Product(s), including without limitation changes required (i) for security or (ii) to facilitate performance.

1.11 “Marks” means the COLLABRIA trademarks, trade names, service marks, logos, designs and insignias, as well as any third-party marks licensed to COLLABRIA that COLLABRIA has a right to sublicense, as identified in Schedule E.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

1.12 “Software” means the software developed and maintained by COLLABRIA which makes available the Licensed Product(s) solely for access and use by End Users.

1.13 “Territory” means the market and geographical restrictions set forth in Schedule B.

1.14 “Software” means the computer programs, including (binary) object code, identified in Schedule D.

1.15 Licensed Product(s).  COLLABRIA hereby grants to CLRI a nonexclusive and nontransferable right and license to (i) market and license access to the Licensed Product(s) within the Territory directly to End Users solely as a part of the Service offering.  CLRI shall have no rights to use, copy, market, distribute, sublicense or sell the Licensed Product(s) other than in connection with the Software, either on a stand-alone basis or bundled with or embedded in any other product.  CLRI may not sublicense the Licensed Products to any third party who intends to offer the Licensed Products as software to End Users.

1.16 Trademarks.  COLLABRIA hereby grants to CLRI the nonexclusive and nontransferable right and license to use and display the Marks solely in connection with and only to the extent reasonably necessary for the marketing, license of access to and support of the Service during the term of this Agreement, provided that any such use and display shall comply with COLLABRIA’s then current trademark usage policies identified in Schedule E.

1.17 Third-Party License.  If all or any part of the Licensed Product(s) delivered to CLRI has been licensed to COLLABRIA by a third-party software supplier, then CLRI is granted a sublicense to the third-party software subject to the same terms and conditions as those contained in the agreement between COLLABRIA and such third-party software supplier.

1.18 Product Modification.  CLRI shall have no rights directly or indirectly to (i) decompile, reverse engineer, disassemble, modify or perform any similar type of operation on the Licensed Product(s), or any portion thereof, or (ii) prepare any other form of Derivative Works.  CLRI hereby irrevocably assigns to COLLABRIA all right, title, and interest in and to all Derivative Works, whether or not authorized by COLLABRIA.

1.19 Limitations.  Notwithstanding any of the foregoing, CLRI is prohibited from marketing and licensing access to the Service in any country where the proprietary rights of CLRI and its third-party licensors in the Licensed Product(s) would not be recognized or would not be protected under the laws of such country.  The list of countries where such distribution is prohibited is included in Schedule B.

1.20 Reservation of Rights.  COLLABRIA reserves all rights not expressly granted under this Agreement, including, but not limited to, the rights to market, sublicense, sell and distribute the Licensed Product(s) to application service providers and End Users directly or indirectly through its distribution channels.  Without limiting the generality of the foregoing, CLRI shall have no right to license access to the Licensed Product(s) except to End Users for Internal Use in connection with the Software as expressly set forth herein.

2

PRICING, PAYMENT, REPORTS AND RECORDS

2.1Pricing and License Fees.  CLRI shall pay to COLLABRIA the License Fees set out in Schedule D as required therein, exclusive of all applicable taxes.

2.2 Taxes.  CLRI agrees to pay all taxes associated with the marketing and licensing of access to the Software, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on COLLABRIA’s net income.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

2.3  Any tax or duty COLLABRIA may be required to collect or pay upon the marketing or licensing of access to the Service shall be paid by CLRI, and such sums shall be due and payable to CLRI.upon delivery.  If CLRI claims a tax exemption, CLRI must provide COLLABRIA with valid tax exemption certificates.

2.4 Payment and Reporting.  CLRI is required to submit to COLLABRIA a monthly sales report no later than fifteen days after the last day of the previous calendar month together with payment for the amounts due COLLABRIA. The report will detail (i) the customer, (ii) the quantity and retail price of Licensed Products (as described in Schedule D) that are subscribed to by said customer, (iii) the calculation of fees, costs, and any other amounts payable by End Users with respect to each subscription, and (v) the total amounts due to COLLABRIA based on said report.  CLRI agrees to make available other information that may be requested by COLLABRIA.

2.5 Interest.  Interest shall accrue on any unpaid payment or payment balance at an annual rate of 1.5% per month, or, if lower, at the highest lawful rate, calculated from the date the payment is due to the date it is received by COLLABRIA.

2.6 Record Keeping.  CLRI shall at all times maintain accurate and current written records of CLRI’s marketing and licensing activities related to the Service, including, but not limited to, subscription figures, end-user feedback, and any other information as to which record keeping may be requested by COLLABRIA after the date hereof.  The records shall be adequate to determine CLRI’s compliance with this Agreement and the sums due to COLLABRIA.  The records shall conform in accordance with good data processing practice commonly accepted in the industry.

2.7 Records Examinations.  CLRI agrees to allow COLLABRIA to examine CLRI’s records to monitor CLRI’s compliance with this Agreement.  Any examination will be conducted only by an authorized representative of COLLABRIA, and will occur during regular business hours at CLRI’s offices and will not interfere unreasonably with CLRI’s business activities.  Examinations will be made no more frequently than quarterly, and COLLABRIA will give CLRI no less than fifteen (15) business days prior written notice of the date of the examination and the name of the COLLABRIA authorized representative who will be conducting the examination (“Examiner”).  The audit will be conducted at COLLABRIA’ expense unless the results of such audit establish that inaccuracies in the monthly reports have resulted in underpayment to COLLABRIA of more than 10% of the amount due in any month, in which case CLRI shall bear the expenses of the audit.  Examiner’s activities shall be subject to a non-disclosure agreement between Examiner and CLRI.  Examiner will give CLRI and COLLABRIA an examination report containing only the information necessary to indicate compliance or non-compliance with this Agreement.

3 INTELLECTUAL PROPERTY RIGHTS

3.1 Acknowledgment of COLLABRIA’s Rights.  For purposes of this Agreement, and with the exception only of those elements (if any) of the Licensed Product(s) that COLLABRIA specifically identifies and designates as third-party software, CLRI acknowledges and confirms COLLABRIA’s exclusive worldwide rights in, and the validity of, the COLLABRIA Intellectual Property.  CLRI agrees not to challenge or otherwise to interfere with COLLABRIA’s use and ownership of the COLLABRIA Intellectual Property.  CLRI agrees not to use, employ or attempt to register any trademarks, trade names, service marks, logos, designs or insignias that are similar to, or likely to be confusing with, the Marks.  Title to the Licensed Product(s) is vested and shall remain in COLLABRIA, or, as applicable, in such third party from whom COLLABRIA holds rights of license and distribution, and title does not pass with any license under this Agreement.

3.2 End User License Agreements.  CLRI agrees to exercise commercially reasonable efforts to ensure that each End User understands, and agrees to be bound by, an appropriate End User License Agreement that is no less restrictive in its application to the Service and the Licensed Product(s) than the then-current form of COLLABRIA’s End User License Agreement, the most current version of which is attached as Appendix I hereto.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

3.3 CLRI’s Waiver of Rights.  CLRI further acknowledges that it has no rights of any kind anywhere in the world in any COLLABRIA Intellectual Property other than those limited rights granted by this Agreement.  Accordingly, CLRI waives (a) all claims of any right by CLRI in any COLLABRIA Intellectual Property and (b) the right, if any, to file or own in its own name or in that of any designee, any application for registration of any trademark, copyright, patent, industrial design, trade secret or other intellectual property which forms part of any COLLABRIA Intellectual Property, or to own any registration or patent resulting therefrom.  In the event CLRI, in any jurisdiction of the world, files such an application or obtains such a patent or registration in violation of this provision, such application, registration or patent shall be deemed held in trust by CLRI for COLLABRIA and shall be assigned by CLRI to COLLABRIA without conditions and upon demand by COLLABRIA.

3.4 Preservation and Security of Proprietary Information.  CLRI shall not sell, assign, lease, license, transfer or otherwise disclose the Licensed Product(s) except as expressly authorized by this Agreement.  CLRI shall safeguard the Service and any and all copies of the Licensed Product(s) against unauthorized disclosure, reproduction or tampering, and shall assist COLLABRIA in the enforcement of COLLABRIA’s rights in the event of unauthorized disclosure by any person under CLRI’s control or service.  CLRI shall also ensure that COLLABRIA’s copyright, trademark and patent notices, which may from time to time be updated, are prominently displayed in the Service and on all copies of the Licensed Product(s) and all documentation containing or regarding the Service or the Licensed Product(s).  CLRI shall not remove or obscure any copyright, trademark, patent or other proprietary rights notice already present on any of the Licensed Product(s) or Documentation.  The notice of COLLABRIA’s intellectual property rights contained in the Service and in each Licensed Product shall read as follows: “Licensed Software, Copyright © 2014 Collabria LLC, all rights reserved.”

3.5 Right to Inspect Materials Incorporating the Marks.  At COLLABRIA’s request, CLRI shall provide COLLABRIA with samples of all materials, whether electronic, physical or otherwise, used by CLRI that contain and/or incorporate the Marks.

3.6 Goodwill.  To protect and preserve the reputation and goodwill of COLLABRIA and of the Licensed Product(s), CLRI shall (1) avoid deceptive, misleading or unethical practices that are or might be detrimental to COLLABRIA, the Licensed Product(s), the Service or the public, including any disparagement of COLLABRIA, the Licensed Product(s) or the Service; (2) make no false or misleading representations with regard to COLLABRIA, the Licensed Product(s) or the Service; (3) refrain from publishing or employing any misleading or deceptive advertising material reflecting upon COLLABRIA, the Licensed Product(s) or the Service; and (4) refrain from making any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Service or the Software that are inconsistent with the Documentation and marketing literature distributed by COLLABRIA, including all warranties and disclaimers contained in such literature.

3.7 In the event that COLLABRIA is required by a third-party software supplier to cease and to cause its licensees to cease use, reproduction and distribution of a particular version of the Licensed Product(s), CLRI agrees to comply accordingly.

4.CONFIDENTIAL INFORMATION.  CLRI shall not use or disclose any Confidential Information supplied by COLLABRIA relating to the Licensed Product(s) except as authorized in writing by COLLABRIA in advance of such disclosure and shall safeguard all Confidential Information provided by COLLABRIA to CLRI under this Agreement in the same or more restrictive manner as CLRI safeguards its own Confidential Information.  In the event CLRI is required to disclose COLLABRIA’s Confidential Information pursuant to a valid order by a court or other governmental body or as otherwise required by law, prior to any such compelled disclosure, CLRI will (i) notify COLLABRIA of the legal process, and allow COLLABRIA to assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure, and (ii) cooperate fully with COLLABRIA in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

5. In the event that such protection against disclosure is not obtained, CLRI will be entitled to disclose the Confidential Information, but only to the extent necessary to legally comply with such compelled disclosure.

6. LIMITED WARRANTIES.  COLLABRIA provides, to End Users only, the express warranties contained in the applicable End User License Agreement accompanying the Service.  CLRI is responsible for providing a copy of the applicable End User License Agreement to End Users for their review and acknowledgement before such End Users first access the Service.  COLLABRIA does not warrant non-COLLABRIA products, which are provided by COLLABRIA on an “AS IS” basis.  Any warranty service for non-COLLABRIA products will be provided by the manufacturer of the products in accordance with the applicable manufacturer’s warranty.

EXCEPT AS SET FORTH IN THIS SECTION 6, COLLABRIA

EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO SUITABILITY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

7 INDEMNIFICATION

7.1 By COLLABRIA.

7.1.1 Indemnification Obligations.  Subject to the terms and conditions of this Agreement, COLLABRIA agrees to defend, indemnify and hold CLRI harmless from damages, liabilities, costs and expenses resulting from any and all legal actions brought against CLRI by a third party charging or alleging that a Licensed Product or Mark infringes any United States patent, copyright or trademark; provided that:  (a) CLRI gives COLLABRIA prompt written notice of any such legal action; (b) COLLABRIA is given immediate and complete control over the defense and/or settlement of any such legal action; and (c) CLRI fully cooperates with COLLABRIA in the defense of any such legal action and all related settlement negotiations.  CLRI shall permit COLLABRIA, at COLLABRIA’s sole discretion, to either (a) replace or modify any Licensed Product(s) or Marks affected so as to avoid infringement; or (b) procure the right, at COLLABRIA’s expense, for CLRI to use and market the Licensed Product(s) or Marks.

7.1.2 Exceptions.  Notwithstanding anything contained in this Agreement to the contrary, COLLABRIA shall have no liability and no obligations for any infringement based on: (a) use, sale or distribution of other than the two latest releases of the Licensed Product(s); (b) modification of the Licensed Product(s) by any party other than COLLABRIA; (c) the combination or use of the Licensed Product(s) with any other computer program, equipment, product, device, item or process not furnished by COLLABRIA, if such infringement would have been avoided by the use of the Licensed Product(s) alone and in their current unmodified form; (d) other acts of COLLABRIA which give rise to such claim and are beyond COLLABRIA’s direct control;  (e) a legal action brought by a third party who is an affiliate of CLRI; or (f) any infringement that is known or suspected by the CLRI as of the date CLRI orders the Licensed Product(s) from COLLABRIA.

7.1.3Limitation.  COLLABRIA’s total obligation to CLRI under this Section 6.1 regarding any and all infringement legal actions shall not exceed the amount paid by CLRI to COLLABRIA during the previous twelve (12) months for the Licensed Product(s) giving rise to such claims.

THE ABOVE STATES THE ENTIRE LIABILITY OF COLLABRIA WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER FORM OF INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCT SUPPLIED BY COLLABRIA.

7.2 By CLRI.  CLRI agrees to defend, indemnify and hold COLLABRIA and its officers, directors, shareholders, employees and agents harmless from damages, liabilities, costs and expenses resulting from any and all legal actions brought against COLLABRIA by a third party arising or resulting from, or related to, activities by CLRI under this Agreement or otherwise respecting the Licensed Product(s) or Marks, including but not limited to:  (i) CLRI’s use, marketing or license of access to the Service, Licensed Product(s) or Marks; (ii) any unauthorized representation, warranty or agreement, express or implied, made by CLRI with respect to the Service or Licensed Product(s); or (iii) any violation of laws or regulations, including export and import control laws and regulations, relating to the marketing or license of access to the Service or Licensed Product(s), provided that:  (a) COLLABRIA gives CLRI prompt written notice of any such legal action; (b) CLRI is given immediate and complete control over the defense and/or settlement of any such legal action; and (c) COLLABRIA fully cooperates with CLRI in the defense of any such legal action and all related settlement negotiations.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

7.3 General Condition to Indemnity Rights.  If an indemnified party herein desires to have separate legal counsel in any such action, such party shall be responsible for the costs and fees associated therewith.

8 LIMITATION OF LIABILITY.  SUBJECT TO SECTION 6 ABOVE, IN NO EVENT SHALL COLLABRIA BE LIABLE FOR ANY COSTS, LOSS, DAMAGES OR LOST OPPORTUNITY OF ANY TYPE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOST OR ANTICIPATED PROFITS, LOSS OF USE, LOSS OF DATA, OR ANY INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER UNDER CONTRACT, TORT, WARRANTY OR OTHERWISE, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY OTHER RELATED AGREEMENT, REGARDLESS OF WHETHER COLLABRIA WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

COLLABRIA’s liability for direct damages for any cause whatsoever, and regardless of the form of action, shall not exceed the amount received by COLLABRIA from CLRI during the previous twelve (12) months for the Licensed Product(s) giving rise to such claim..

9 TERM AND TERMINATION

9.1Term and Extensions.  The initial term hereof shall be set forth in Schedule A.  Unless earlier terminated for breach as provided herein, or unless either party notifies the other in writing, not later than three (3) calendar months prior to expiration of the initial term, of its intention to terminate the Agreement upon said expiration, this Agreement shall automatically renew at the end of the initial term for successive twelve (12) month terms.  Either party may notify the other in writing of its intention to terminate this Agreement not later than three (3) calendar months prior to the expiration of any successive term.

9.2 Termination for Cause.  Either party may terminate this Agreement upon the breach by the other party of a material term hereof.  The terminating party will first give the other party written notice of the breach and sixty (60) calendar days in which to cure the alleged breach.  If a cure is not achieved during the cure period, then the non-breaching party may terminate this Agreement upon written notice.

9.3 Termination by COLLABRIA.  Notwithstanding Section 9.1 hereof, COLLABRIA may terminate this Agreement if CLRI fails to meet its payment obligations under this Agreement and this failure continues for thirty (30) calendar days following receipt of written notice and demand from CLRI.

9.4 Insolvency, Assignment, or Bankruptcy.  Either party may, at its option, immediately terminate this Agreement upon written notice to the other party if the other party (i) admits in writing its inability to pay its debts generally as they become due; (ii) makes a general assignment for the benefit of creditors; (iii) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a petition of bankruptcy against it; (iv) is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seeks reorganization under any bankruptcy act or consents to the filing of a petition seeking such reorganization; or (vi) is the subject of a decree by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

9.5 Acceleration of Payment.  Upon termination of this Agreement by COLLABRIA under Section 9.1, 9,2, or 9.3 hereof, the due dates of all outstanding invoices to CLRI for Licensed Product(s) will automatically be accelerated so that they become due and payable on the effective date of termination, even if different terms had been previously granted or allowed.

9.6 Effect of Termination on Obligations.  Provided that CLRI fulfills its obligations specified in this Agreement with respect to such items, CLRI may continue to use and retain copies of the Licensed Product(s) to support and maintain the Service to the extent rightfully provided to End Users, directly or indirectly, by CLRI prior to termination of this Agreement for the duration of any End User Service subscriptions then in effect, provided, however, that COLLABRIA shall have received payment of License Fees and other fees owing from CLRI therefor.

9.7Survival of Terms.  Termination of this Agreement shall not relieve either party of any obligations arising under this Agreement prior to the date of termination.  Any provisions of this Agreement that by their nature extend beyond the termination of this Agreement, including specifically, without limitation, obligations owing under Sections 1.18, 1.19, 1.21, 1.22, 2, 3, 4, 5, 6, 7, 9 and 10 hereof, will survive and remain in effect until all obligations are satisfied.

10 GENERAL PROVISIONS

10.1 Public Announcements and Promotional Materials.  COLLABRIA and CLRI shall cooperate with each other either to issue a joint press release and/or to enable each party to issue and post to its website an announcement concerning this Agreement, provided that each party approve any such press announcement prior to its release.  Any separate release shall be subject to approval by both parties prior to publication of such release.  COLLABRIA shall have the right to use CLRI’s name as a customer reference only with written approval by CLRI.

10.2 Force Majeure.  If either party is prevented from performing any portion of this Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter.

10.3 Dispute Resolution.  The parties agree to attempt in good faith to resolve all disputes arising between them first through expedited mediation (not to exceed 48 hours from the receipt by a party of the notice described below) and, if mediation is not successful, through negotiated settlement or court action.  Neither party shall file a lawsuit until the mediation has been completed, except that in the event that the actions of one party will cause or are causing the other immediate irreparable injury requiring temporary injunctive relief and the other party is unwilling to suspend its planned or existing activity to allow for expedited mediation, the aggrieved party may file suit and seek such temporary injunctive relief in a court with jurisdiction over the subject matter of the dispute.  Dispute resolution under this section shall be triggered by one party’s service upon the other of a written notice and request to mediate, identifying the subject matter of the dispute and the nature of the relief sought.  Unless otherwise agreed in writing at the time of mediation, mediation shall be conducted through and under the mediation rules of the American Arbitration Association.

10.4 Limitation of Actions.  No action arising or resulting from this Agreement, regardless of its form, may be brought by either party more than two (2) years after termination of this Agreement.

10.5 Third-Party Claims.  Neither party shall be liable for any claim by the other based on any third-party claim, except as stated in Section 7 of this Agreement.

10.6 Choice of Law/Jurisdiction.  This Agreement will in all respects be governed by and construed in accordance with the laws of the state of Florida, without regard to choice of law provisions, and will not be construed in accordance with or governed by the United Nations Convention for International Sales of Goods.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

10.7 Attorneys’ Fees.  If either COLLABRIA or CLRI employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.

10.8 Waiver.  No waiver of any right or remedy on one occasion by either party will be deemed a waiver of that right or remedy on any other occasion.

10.9 Superior Agreement.  This Agreement will not be supplemented or modified by any course of dealing or usage of trade.  Variance from or addition to the terms and conditions of this Agreement in any written notification from CLRI will be of no effect, unless otherwise expressly provided for in this Agreement.

10.10 Assignment.  This Agreement is not assignable by CLRI, in whole or in part, without COLLABRIA’s prior written consent.  COLLABRIA will not unreasonably withhold consent to an assignment of this Agreement or any part of this Agreement to a parent, subsidiary or affiliate of CLRI, provided that such entity is at least as capable as CLRI of satisfying CLRI’s responsibilities hereunder.  Any attempted assignment without COLLABRIA’s written consent will be null and void.

10.11 Notice.  Unless otherwise agreed to by the parties, all notices required under this Agreement (except those relating to product pricing, changes and upgrades) will be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, (iii) overnight mail, addressed and sent to the address indicated on the Signature Page, to the attention of the person designated as the responsible representative or to that person’s successor, or (iv) by facsimile appropriately directed to the attention of the person designated as the responsible representative or to that person’s successor.

10.12Severability.  If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated.  The parties further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

10.13 Independent Contractors.  Each party acknowledges that the parties to this Agreement are independent contractors and that it will not, except in accordance with this Agreement, represent itself as an agent or legal representative of the other.

10.14 No Third-Party Contracts or Obligations.  COLLABRIA shall not be deemed a party to any contractual arrangement between CLRI and any third party.  None of the promises, covenants and undertakings COLLABRIA makes in this Agreement is intended to create a right or benefit enforceable by a third party.  CLRI is not, and shall not hold itself out to be COLLABRIA’s legal representative or permanent establishment, nor shall CLRI purport to create or assume any obligations or responsibility on COLLABRIA’s behalf.  Any such purported obligation or responsibility shall be void.

10.15 No Partnership or Joint Venture.  Neither this Agreement nor any course of conduct between the parties hereunder shall constitute or create a partnership, joint venture, principal-agent relationship or employer-employee relationship between the parties.

10.16 Compliance with Laws.  Each party represents and warrants that it shall comply at its own expense with all applicable laws, rules and regulations of governmental bodies and agencies, including all laws, rules and regulations affecting or governing exports, in its performance under this Agreement.

10.17 Government Rights.  CLRI agrees (i) to identify the Licensed Product(s) in all proposals and agreements with the United States Government or any contractor for the United States Government; and (ii) to identify or to mark the software products provided pursuant to any agreement with the United States Government or any contractor for the United States Government as necessary to obtain protection substantially equivalent to that afforded commercial computer software and related documentation developed at private expense and provided with Restricted Rights as defined in DFARS 48 C.F.R. 252.227-7013(c)(1)(ii) or 48 C.F.R. 52.227-19, as applicable, or any successor regulations.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

10.18 Headings.  The headings provided in this Agreement are for convenience only and will not be used in interpreting or construing this Agreement.

10.19 Counterparts.  This Agreement may be executed in two counterparts, each of which will be deemed an original and all of which when taken together will constitute one and the same document.

10.20 Scope of Agreement.  Each of the parties hereto acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms.  The parties further agree that this Agreement is the complete and exclusive statement of agreement regarding the subject matter and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and all other communications between the parties relating thereto.

10.21 Amendment.  This Agreement may be amended only by a writing that refers specifically to this Agreement, signed by authorized representatives of both parties.

*   *    *    END OF STANDARD TERMS AND CONDITIONS    *    *    *

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

APPENDIX I TO SCHEDULE C

READYOP LICENSE AGREEMENT

ReadyOp™ is a secure web-based application that integrates multiple databases and a communications platform to support planning, response, command and communications for client organizations. ReadyOp is the sole property of Collabria LLC (“Collabria”) and is licensed to CLRI.  ReadyOp is offered as a licensed service for use only under the terms of this license.  CLRI and Collabria LLC, the license provider, reserves all rights not expressly granted in this Agreement.

Client Organization:  ________________________________     Planned Number of Users:  ______

Payment Received Date:  ___________   ReadyOp Service Start Date:  ____________________

1.

Upon receipt of payment from your organization, CLRI will hereby grant license to your organization to use ReadyOp for the period of one year or as otherwise agreed between your organization and CLRI.  You agree that any use of ReadyOp by any users in your organization must be in accordance with the ReadyOp End User License Agreement.  A copy of the ReadyOp End User License Agreement is included below.

2.

Our Responsibilities. We shall: (i) provide our basic support for ReadyOp to You at no additional charge, (ii) use commercially reasonable efforts to make ReadyOp available 24 hours a day, 7 days a week, and (iii) provide ReadyOp only in accordance with applicable laws and government regulations.

3.

Our Protection of Your Data. We shall maintain appropriate administrative, physical, and technical safeguards for protection of the security, confidentiality and integrity of Your Data. We shall not (a) modify Your Data, (b) disclose Your Data except as compelled by law in accordance with Section 8.3 (Compelled Disclosure) or as expressly permitted in writing by You, or (c) access Your Data except to provide the Services and prevent or address service or technical problems, or at Your request in connection with customer support matters.

4.

Your Responsibilities. You shall (i) be responsible for Users’ compliance with this Agreement, (ii) be responsible for the accuracy, quality and legality of Your Data and of the means by which You acquired Your Data, (iii) use commercially reasonable efforts to prevent unauthorized access to or use of the Services, and notify us promptly of any such unauthorized access or use, and (iv) use the Services only in accordance with the User Guide and applicable laws and government regulations. You shall not (a) make the Services available to anyone other than Users, (b) sell, resell, rent or lease the Services, (c) use the Services to store or transmit infringing, libelous, or otherwise unlawful or tortious material, or to store or transmit material in violation of third‐party privacy rights, (d) use the Services to store or transmit Malicious Code, (e) interfere with or disrupt the integrity or performance of the Services or third‐party data contained therein, or (f) attempt to gain unauthorized access to the Services or their related systems or networks.

5.

CLRI and Collabria will provide your organization with the ability to create secure login credentials for the ReadyOp site for your organization.  You agree to maintain the security and confidentiality of all ReadyOp login credentials.  You will be granted a maximum number of annual User Licenses per your payment and agreement with Collabria.  If your organization grants licenses in excess of the maximum number paid for by You, You agree to pay to CLRI  within 30 days the amount as specified in Quote for Services offered to You by CLRI.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

6.

ReadyOp is an Internet-based service.  As such, CLRI and Collabria cannot and does not guarantee access at all times to ReadyOp.  CLRI and Collabria LLC will endeavor to have the ReadyOp platform operational and accessible at all times; however, as the website is accessed via the Internet and public cmmunications systems, CLRI and Collabria LLCcannot and do not guarantee access to the ReadyOp site at all times by all users.  Likewise, CLRI and Collabria cannot and do not guarantee absolute security of its platform or of your data stored at the ReadyOp website.  We will do our best to secure both the ReadyOp site and your data, but we cannot guarantee success against current and future cyber attacks or other attacks by individuals outside CLRI and Collabria.

7.

The commencement date for your annual service will be the date when CLRI and Collabria provide the login credentials to you for your ReadyOp site unless otherwise agreed between CLRI and Collabria and You.  The ReadyOp annual service may be renewed by payment of the annual service amount at any time prior the end of the one year period.

We want you and your organization to enjoy the use of ReadyOp and to employ its capabilities to support your organization and its activities.  Our goal is to provide ReadyOp to you as an effective and efficient tool for your use.  Please contact us if you experience any issues or have any questions.  We will endeavor to do our best to support you and the authorized ReadyOp users in your organization.

For Cleartronic, Inc.:

For Client Organization:

__________________________________

________________________________

Date:  _________________________

Date:  _______________________

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

APPENDIX II TO SCHEDULE C

END USER LICENSE AGREEMENT

IMPORTANT – READ BEFORE USING THE SERVICE

YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE ACCESSING OR USING THE ACCOMPANYING HOSTED SOFTWARE, THE USE OF WHICH IS LICENSED FOR USE ONLY AS SET FORTH BELOW.  IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, DO NOT USE THE SOFTWARE.  IF YOU USE ANY PART OF THE SOFTWARE, SUCH USE WILL INDICATE THAT YOU ACCEPT THESE TERMS.

ReadyOp End User License Agreement

ReadyOp is the sole property of Collabria LLC (“Collabria”).  ReadyOp is offered to you as a licensed service for use only under the terms of this license.  ReadyOp has not and will not be not sold to You.  Collabria LLC, the license provider, reserves all rights not expressly granted to You. ReadyOp is referred to in this License Agreement as ReadyOp or the “Licensed Application.”

1. Scope of License: This license granted to You for ReadyOp by Collabria LLC is a non-transferable license to use ReadyOp on any computer device You own or control.  You may not copy (except as expressly permitted by this license), decompile, reverse engineer, disassemble, attempt to derive the source code of, modify, or create derivative works of ReadyOp, any updates, or any part thereof. Any attempt to do so is a violation of the rights of Collabria LLC. If You breach this restriction, You may be subject to prosecution and damages. The terms of the license will govern any upgrades provided by Collabria that replace and/or supplement ReadyOp, unless such upgrade is accompanied by a separate license in which case the terms of that license will govern.

2. Termination. The license is effective until terminated by You or Collabria. Your rights under this license will terminate automatically without notice from Collabria if You fail to comply with any term(s) of this license. Upon termination of the license, You shall cease all use of ReadyOp.

3. Services. Third Party Materials. ReadyOp may enable access to Collabria’s and third party services and web sites (collectively and individually, "Services"). Use of the Services may require Internet access and that You accept additional terms of service.

You understand that by using any of the Services, You may encounter content that may be deemed offensive, indecent, or objectionable, which content may or may not be identified as having explicit language, and that the results of any search or entering of a particular URL may automatically and unintentionally generate links or references to objectionable material. Nevertheless, You agree to use the Services at Your sole risk and that Collabria shall not have any liability to You for content that may be found to be offensive, indecent, or objectionable.

Certain Services may display, include or make available content, data, information, applications or materials from third parties (“Third Party Materials”) or provide links to certain third party web sites. By using the Services, You acknowledge and agree that Collabria is not responsible for examining or evaluating the content, accuracy, completeness, timeliness, validity, copyright compliance, legality, decency, quality or any other aspect of such Third Party Materials or web sites.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

Collabria does not warrant or endorse and does not assume and will not have any liability or responsibility to You or any other person for any third-party Services, Third Party Materials or web sites, or for any other materials, products, or services of third parties. Third Party Materials and links to other web sites are provided solely as a convenience to You. Financial information displayed by any Services is for general informational purposes only and is not intended to be relied upon as investment advice. Before executing any securities transaction based upon information obtained through the Services, You should consult with a financial professional. Location data provided by any Services is for basic navigational purposes only and is not intended to be relied upon in situations where precise location information is needed or where erroneous, inaccurate or incomplete location data may lead to death, personal injury, property or environmental damage. Neither Collabria, nor any of its content providers, guarantees the availability, accuracy, completeness, reliability, or timeliness of stock information or location data displayed by any Services.

You agree that any Services contain proprietary content, information and material that is protected by applicable intellectual property and other laws, including but not limited to copyright, and that You will not use such proprietary content, information or materials in any way whatsoever except for permitted use of the Services. You agree to not exploit the Services in any unauthorized way whatsoever, including but not limited to, by trespass or burdening network capacity. You further agree not to use the Services in any manner to harass, abuse, stalk, threaten, defame or otherwise infringe or violate the rights of any other party, and that Collabria is not in any way responsible for any such use by You, nor for any harassing, threatening, defamatory, offensive or illegal messages or transmissions that You may receive as a result of using any of the Services.

In addition, third party Services and Third Party Materials that may not available in all languages or in all countries. Collabria LLC makes no representation that such Services and Materials are appropriate or available for use in any particular location. To the extent You choose to access such Services or Materials, You do so at Your own initiative and are responsible for compliance with any applicable laws, including but not limited to applicable local laws. Collabria LLC, and its licensors, reserve the right to change, suspend, remove, or disable access to any Services at any time without notice. In no event will Collabria be liable for the removal of or disabling of access to any such Services. Collabria may also impose limits on the use of or access to certain Services, in any case and without notice or liability.

4. NO WARRANTY: YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT USE OF READYOP IS AT YOUR SOLE RISK AND THAT THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY AND EFFORT IS WITH YOU. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, READYOP AND ANY SERVICES PERFORMED OR PROVIDED BY READYOP ("SERVICES") ARE PROVIDED "AS IS" AND “AS AVAILABLE”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, AND COLLABRIA LLC HEREBY DISCLAIMS ALL WARRANTIES AND CONDITIONS WITH RESPECT TO READYOP AND ANY SERVICES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND/OR CONDITIONS OF MERCHANTABILITY, OF SATISFACTORY QUALITY, OF FITNESS FOR A PARTICULAR PURPOSE, OF ACCURACY, OF QUIET ENJOYMENT, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. COLLABRIA LLC DOES NOT WARRANT AGAINST INTERFERENCE WITH YOUR ENJOYMENT OF READYOP, THAT THE FUNCTIONS CONTAINED IN READYOP, OR SERVICES PERFORMED OR PROVIDED BY, READYOP WILL MEET YOUR REQUIREMENTS, THAT THE OPERATION OF READYOP OR SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN READYOP OR SERVICES WILL BE CORRECTED. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY COLLABRIA OR ITS AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY. SHOULD READYOP OR SERVICES PROVE DEFECTIVE, YOU ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES ORLIMITATIONS ON APPLICABLE STATUTORY RIGHTS OF A CONSUMER, SO THE ABOVE EXCLUSION AND LIMITATIONS MAY NOT APPLY TO YOU.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

5. Limitation of Liability. TO THE EXTENT NOT PROHIBITED BY LAW, IN NO EVENT SHALL COLLABRIA BE LIABLE FOR PERSONAL INJURY, OR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF DATA, BUSINESS INTERRUPTION OR ANY OTHER COMMERCIAL DAMAGES OR LOSSES, ARISING OUT OF OR RELATED TO YOUR USE OR INABILITY TO USE READYOP, HOWEVER CAUSED, REGARDLESS OF THE THEORY OF LIABILITY (CONTRACT, TORT OR OTHERWISE) AND EVEN IF COLLABRIA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OF LIABILITY FOR PERSONAL INJURY, OR OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION MAY NOT APPLY TO YOU. In no event shall Collabria’s total liability to you for all damages (other than as may be required by applicable law in cases involving personal injury) exceed the amount of fifty dollars ($50.00). The foregoing limitations will apply even if the above stated remedy fails of its essential purpose.

6. You may not use or otherwise export or re-export ReadyOp except as authorized by United States law and the laws of the jurisdiction in which ReadyOp was obtained. In particular, but without limitation, ReadyOp may not be exported or re-exported (a) into any U.S. embargoed countries or (b) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Department of Commerce Denied Person’s List or Entity List. By using ReadyOp, you represent and warrant that you are not located in any such country or on any such list. You also agree that you will not use these products for any purposes prohibited by United States law, including, without limitation, the development, design, manufacture or production of nuclear, missiles, or chemical or biological weapons.

7. The laws of the State of Florida, excluding its conflicts of law rules, govern this license and your use of ReadyOp. Your use of ReadyOp may also be subject to other local, state, national, or international laws.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

AMENDMENT

SCHEDULE D -- LICENSED PRODUCTS AND FEES

COLLABRIA STANDARD PRICE LIST AND MARGIN STRUCTURE FOR CLRI

(All Prices are in US Dollars)

Licensed Fees

These MSRP prices are based on Ready-Op 1.0 and subject to change with a 60 day notice. Any service agreements in place at the time of a price change will be grandfathered in at the old pricing through the term of each current agreement. ReadyOp, Inc. or CLRI will pay Collabria a royalty as scheduled below for all products invoiced by ReadyOp, Inc. or CLRI, (ReadyOp, Inc. is a wholly owned subsidiary of CLRI).

Collabria Licensed Products	Suggested Selling Price	Royalty Due Collabria
ReadyOp Dashboard – includes a 50 seat licenses	$X.XX per dashboard per year	$X.XX
Additional seat licenses	$X.XX per 50 seats per year	$X.XX
ReadyOp Radio over IP Converter	$X.XX	$X.XX

By signing below, the parties acknowledge that they agree with the terms and conditions of this Amendment to the Software as a Service License Agreement, executed on July x, 2014, and each signatory represents and certifies that he or she is authorized to sign on behalf of his or her respective party and bind it to all of the terms and conditions of this Agreement:

COLLABRIA LLC By: /s/ Marc Moore Printed Name: Marc Moore Title: CEO Date: 8/15/14	CLEARTRONIC, INC. – READYOP, INC. By: /s/ Larry M. Reid Printed Name: Larry M. Reid Title: President & CEO Date: 8/15/14

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

SCHEDULE E - LICENSED MARKS

COLLABRIA GENERAL TRADEMARK GUIDELINE

The purpose of these guidelines is to assist you in complying with the legal requirements of Collabria LLC (COLLABRIA) regarding trademark use.

General Trademark Guidelines

You may use Collabria LLC (COLLABRIA) trademarks (including logos or taglines) to identify COLLABRIA products, services, and programs on all marketing and sales collaterals (such as, but not limited to, price quotes, datasheets, presentations, brochures, advertising, tradeshow materials, websites) provided you adhere to the following guidelines:

1.

You may not incorporate or include COLLABRIA trademarks in your company name, product name, domain name, or in the name of your service.

2.

Your product name may not be confusingly similar to any of COLLABRIA’s trademarks.

3.

Your use may not be obscene or pornographic, and may not be disparaging, defamatory, or libelous to COLLABRIA, any of its products, or any other person or entity.

4.

Your use may not directly or indirectly imply COLLABRIA’s sponsorship, affiliation, or endorsement of your product or service.

5.

Reference to the COLLABRIA trademark may not be the most prominent visual element on your product or service. Your company name and/or logo, your product or service name, and your graphics should be significantly larger than the reference to COLLABRIA’s trademark.

6.

If your use includes references to a COLLABRIA product, the full name of the product must be referenced at the first and most prominent mention (such as ReadyOp). When referencing any COLLABRIA trademarks, please mark with a ™ as indicated below.

7.

You may not shorten or abbreviate any of COLLABRIA’s trademarks. Always spell and capitalize COLLABRIA’s trademarks exactly as they appear below.

8.

These guidelines are provided for guidance only. COLLABRIA reserves the right to request revised wording depending upon the particular circumstances relating to a specific product.

Trademarks

The following list sets forth certain of the trademarks used by Collabria LLC. This list is subject to change at any time.

Logos
Unless you are licensed by Collabria LLC under a specific licensing program or agreement, use of COLLABRIA logos such as the COLLABRIA corporate logo and product logos are not allowed.

The following list sets forth certain of the logos used by Collabria LLC. This list is subject to change at any time.

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

COLLABRIA LLC

SOFTWARE LICENSE AGREEMENT

SCHEDULE F
CLRI Administrative & Billing Contact

Licensee: Cleartronic, Inc.

Contact Name: Larry M. Reid

Title: President & CEO

Contact Address: 8000 N Federal Hwy, Suite 100

       Boca Raton, FL 33487

Telephone (office): 561-939-3300 Ext 143

Telephone (cell): 954-821-3560

Email address: lreid@voiceinterop.com